UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

AMERICAN BILTRITE INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-4773	04-1701350
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

57 River Street, Wellesley Hills, Massachusetts 02481-2097
(Address of principal executive offices, including zip code)

(781) 237-6655
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continue Listing Rule or Standard; Transfer of Listing.

On January 5, 2012, the Board of Directors of American Biltrite Inc. (the “Company”) approved voluntary delisting of the Company’s common stock, par value $.01 per share (the “Common Stock”) from the NYSE Amex and the voluntary deregistration of the Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). On January 6, 2012, the Company notified the NYSE Amex of the Company’s intention to file a Notification of Removal From Listing and/or Registration Under Section 12(b) of the Securities Exchange Act of 1934 on Form 25 with the United States Securities and Exchange Commission on or about January 17, 2012 to effect such delisting and deregistration.

The Company’s decision to delist the Common Stock from the NYSE Amex and to deregister the Common Stock under the Exchange Act was not based on the receipt of any notice from the NYSE Amex indicating that the Company had failed to satisfy any rule or standard for the continued listing of its common stock on the NYSE Amex or on any notification of any material non-compliance with a rule or standard of continued listing of the NYSE Amex. The Company is eligible to deregister the Common Stock because there are fewer than 300 holders of record of the Common Stock. The Company has not arranged for the listing or quotation of the Common Stock on another securities exchange or quotation medium.

The Board of Directors of the Company voted also on January 5, 2012 to file with the SEC a certification on Form 15 under the Exchange Act to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. The Company intends to file such Form 15 on or about January 27, 2012.

A copy of the press release issued January 6, 2012 by the Company announcing the Company’s intention to delist is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 99.1    Press Release issued by American Biltrite Inc. on January 6, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2012	AMERICAN BILTRITE INC. By: /s/ Howard N. Feist III Name: Howard N. Feist III Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by American Biltrite Inc. on January 6, 2012